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                                                                     EXHIBIT 3.1


                          FIFTH AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION
                                      OF
                     METAWAVE COMMUNICATIONS CORPORATION,
                            a Delaware Corporation


     The undersigned, Larry Culver, hereby certifies that:

     1. He is the duly elected Senior Vice President and Chief Financial Officer of Metawave Communications Corporation, a Delaware corporation.

     2. The Certificate of Incorporation of this corporation was originally filed with the Secretary of State of Delaware on July 11, 1995.

     3. The Certificate of Incorporation of this corporation shall be amended and restated to read in full as follows:

                                   ARTICLE I

     The name of this Corporation is Metawave Communications Corporation.

                                   ARTICLE II

     The address of the registered office of this Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III

     The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV

     A.   Classes of Stock.  This Corporation is authorized to issue two classes
          ----------------
of stock to be designated, respectively, "Common Stock" and "Preferred Stock" The total number of shares that this Corporation is authorized to issue is eighty-seven million (87,000,000) shares. Fifty million (50,000,000) shares shall be Common Stock, par value $.0001 per share, and thirty-seven million (37,000,000) shares shall be Preferred Stock, par value $.0001 per share.

     B.   Rights, Preferences and Restrictions of Preferred Stock.  The
          -------------------------------------------------------
Preferred Stock authorized by this Fifth Amended and Restated Certificate of Incorporation may be issued from time to time in one or more series. The rights, preferences, privileges, and restrictions granted to
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and imposed on the Series A Preferred Stock, which series shall consist of
5,565,416 shares, and the Series B Preferred Stock, which series shall consist of 2,760,742 shares, and the Series C Preferred Stock, which series shall consist of 2,700,000 shares, the Series D Preferred Stock, which series shall consist of 4,000,000 shares and the Series E Preferred Stock, which series shall consist of 20,500,000 shares, are as set forth below in this Article IV(B). The Board of Directors is hereby authorized to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon additional series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or of any of them. Subject to compliance with applicable protective voting rights that have been or may be granted to the Preferred Stock or series thereof in Certificates of Determination or this Corporation's Fifth Amended and Restated Certificate of Incorporation ("Protective Provisions"), but notwithstanding any other rights of the Preferred Stock or any series thereof, the rights, privileges, preferences and restrictions of any such additional series may be subordinated to, pari passu with (including, without limitation, inclusion in provisions with respect to dividends, liquidation and acquisition preferences, redemption and/or approval of matters by vote or written consent), or senior to any of those of any present or future class or series of Preferred or Common Stock. Subject to compliance with applicable Protective Provisions and unless otherwise specifically provided in the resolution establishing any series, the Board of Directors shall further have the authority, after the issuance of shares of a series whose number it has designated, to amend the resolution establishing such series to decrease the number of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

          1.   Dividend Provisions.  Subject to the rights of other series of
               -------------------
Preferred Stock that may from time to time come into existence, the holders of shares of Series A, Series B, Series C, Series D and Series E Preferred Stock shall be entitled to receive dividends, when, as and if declared by the Board of Directors, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this Corporation) on the Common Stock of this Corporation, (a) at the rate of $.08 per share of Series A Preferred Stock, $.27 per share of Series B Preferred Stock, $.49 per share of Series C Preferred Stock, $.64 per share of Series D Preferred Stock and $.40 per share of Series E Preferred Stock, per annum (each of such amounts being subject to equitable adjustment to reflect the effects of any stock dividends, stock splits, combinations, reverse splits, reclassifications or recapitalizations (herein referred to as "Adjustment Events")), or (b) if a dividend is paid on the Common Stock in an amount per share which, when multiplied by the respective numbers of shares of Common Stock into which shares of the Series A, Series B, Series C, Series D or Series E Preferred Stock are then convertible (the "Alternate Rate"), exceeds the preferential dividend per share which holders of shares of such series would otherwise be entitled to receive under clause (a) of this Section 1, then holders of shares of such series shall be entitled to receive the Alternate Rate per share of such series in lieu of the preferential dividend set forth in clause (a) of this Section 1. Such dividends shall not be cumulative until the calendar quarter beginning January 1, 2002. Such

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dividends shall accrue on each share from January 1, 2002, if declared by the
Board of Directors. Such dividends shall be cumulative so that, if such dividends in respect of any previous or current annual dividend period, at the annual rate specified above, shall have been declared but not paid, the deficiency shall first be fully paid before any dividend or other distribution shall be paid on or declared and set apart for the Common Stock. Any accumulation of dividends on the Series A, Series B, Series C, Series D and Series E Preferred Stock shall not bear interest. Cumulative dividends with respect to a share of Series A, Series B, Series C, Series D or Series E Preferred Stock that are accrued, payable and/or in arrears shall, upon conversion of such share to Common Stock, subject to the rights of other series of Preferred Stock that may from time to time come into existence, be paid to the extent assets are legally available therefor either in cash or in Common Stock (valued at the fair market value on the date of payment as determined by the Board of Directors of this Corporation). Any amounts for which assets are not legally available shall be paid promptly as assets become legally available therefor. Any partial payment will be made pro rata among the holders of such shares.

          2.   Liquidation Preference
               ----------------------

               (a) In the event of any liquidation, dissolution or winding up of this Corporation, either voluntary or involuntary, subject to the rights of other series of Preferred Stock that may from time to time come into existence, the holders of Series E Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this Corporation to the holders of Series A, Series B, Series C and Series D Preferred Stock and Common Stock by reason of their ownership thereof, an amount per share equal to the sum of (i) $5.00 for each outstanding share of Series E Preferred Stock (the "Original Series E Issue Price") (such amount being subject to adjustment for Adjustment Events), and (ii) an amount equal to declared but unpaid dividends and accrued cumulative dividends on the Series E Preferred Stock (collectively, the "Initial Payment"). After the Initial Payment has been made, the holders of Series A, Series B, Series C and Series D Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this Corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the sum of (i) $1.00 for each outstanding share of Series A Preferred Stock (the "Original Series A Issue Price"), $3.375 for each outstanding share of Series B Preferred Stock (the "Original Series B Issue Price"), $6.16 for each outstanding share of Series C Preferred Stock (the "Original Series C Issue Price") and $8.00 for each outstanding share of Series D Preferred Stock (the "Original Series D Issue Price") (each such amount being subject to adjustment for Adjustment Events), and (ii) an amount equal to declared but unpaid dividends and accrued cumulative dividends on each such share of Series A, Series B, Series C and Series D Preferred Stock. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A, Series B, Series C, Series D and Series E Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then, subject to the rights of other series of Preferred Stock that may from time to time come into existence, the entire assets and funds of this Corporation legally available for distribution shall be distributed first to the holders of the Series E Preferred Stock an amount equal to the Initial Payment per share and then ratably among the holders of the Series A, Series B, Series C and

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Series D Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

          (b) For purposes of subsections (b), (c), (d), (e), (f) and (g) of this Section 2, the following definitions shall apply:

               "Series A Investment Amount" shall mean the Original Series A Issue Price multiplied by the number of shares of Series A Preferred Stock outstanding.

               "Series B Investment Amount" shall mean the Original Series B Issue Price multiplied by the number of shares of Series B Preferred Stock outstanding.

               "Series C Investment Amount" shall mean the Original Series C Issue Price multiplied by the number of shares of Series C Preferred Stock outstanding.

               "Series D Investment Amount" shall mean the Original Series D Issue Price multiplied by the number of shares of Series D Preferred Stock outstanding.

               "Series E Investment Amount" shall mean the Original Series E Issue Price multiplied by the number of shares of Series E Preferred Stock outstanding.

               "Total Preferred Stock Investment Amount" shall mean the sum of the Series A Investment Amount, Series B Investment Amount, Series C Investment Amount, Series D Investment Amount and Series E Investment Amount.

               "Series A Percentage" shall mean the Series A Investment Amount divided by the Total Preferred Stock Investment Amount.

               "Series B Percentage" shall mean the Series B Investment Amount divided by the Total Preferred Stock Investment Amount.

               "Series C Percentage" shall mean the Series C Investment Amount divided by the Total Preferred Stock Investment Amount.

               "Series D Percentage" shall mean the Series D Investment Amount divided by the Total Preferred Stock Investment Amount.

               "Series E Percentage" shall mean the Series E Investment Amount divided by the Total Preferred Stock Investment Amount.

          (c)  Upon the completion of the distributions required by subsection
(a) of this Section 2 and any other distribution that may be required with respect to other series of Preferred Stock that may from time to time come into existence, the remaining assets of this Corporation available for distribution to stockholders shall be distributed as follows: (i) an aggregate amount (the "First Distribution Amount") equal to the product of $1.50 multiplied by the number of shares of Series A, Series B, Series C, Series D and Series E Preferred Stock then

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outstanding (as adjusted for Adjustment Events) shall be distributed, on a pari passu basis, in an amount equal to the Series A Percentage multiplied by the First Distribution Amount, ratably among the holders of Series A Preferred Stock, the Series B Percentage multiplied by the First Distribution Amount, ratably among the holders of Series B Preferred Stock, the Series C Percentage multiplied by the First Distribution Amount, ratably among the holders of Series C Preferred Stock, the Series D Percentage multiplied by the First Distribution Amount, ratably among the holders of Series D Preferred Stock, and the Series E Percentage multiplied by the First Distribution Amount, ratably among the holders of Series E Preferred Stock, and (ii) an amount per share equal to $1.50 for each outstanding share of Common Stock (as adjusted for Adjustment Events) shall be distributed ratably among the holders of Common Stock. If the assets and funds thus distributed among the holders of the Series A, Series B, Series C, Series D and Series E Preferred Stock and the holders of the Common Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then, subject to the rights of other series of Preferred Stock that may from time to time come into existence, the entire assets and funds of this Corporation legally available for distribution pursuant to this subsection (c) shall be distributed ratably among the holders of the Series A, Series B, Series C, Series D and Series E Preferred Stock and the holders of the Common Stock in proportion to the preferential amount each such holder is otherwise entitled to receive under this subsection (c).

          (d)  Upon the completion of the distributions required by subsections
(a) and (c) of this Section 2 and any other distribution that may be required with respect to other series of Preferred Stock that may from time to time come into existence, the remaining assets of this Corporation available for distribution to stockholders shall be distributed as follows: (i) an aggregate amount (the "Second Distribution Amount") equal to the product of $3.5625 multiplied by the number of shares of Series B, Series C, Series D and Series E Preferred Stock then outstanding (as adjusted for Adjustment Events) shall be distributed, on a pari passu basis, in an amount equal to the Series A Percentage multiplied by the Second Distribution Amount, ratably among the holders of Series A Preferred Stock, the Series B Percentage multiplied by the Second Distribution Amount, ratably among the holders of Series B Preferred Stock, the Series C Percentage multiplied by the Second Distribution Amount, ratably among the holders of Series C Preferred Stock, the Series D Percentage multiplied by the Second Distribution Amount, ratably among the holders of Series D Preferred Stock, and the Series E Percentage multiplied by the Second Distribution Amount, ratably among the holders of Series E Preferred Stock, and
(ii) an amount per share equal to $3.5625 for each outstanding share of Common Stock (as adjusted for Adjustment Events), in addition to the amounts paid pursuant to subsection (c) of this Section 2, shall be distributed ratably among the holders of Common Stock. If the assets and funds thus distributed among the holders of the Series A, Series B, Series C, Series D and Series E Preferred Stock and the holders of the Common Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then, subject to the rights of other series of Preferred Stock that may from time to time come into existence, the entire assets and funds of this Corporation legally available for distribution pursuant to this subsection (d) shall be distributed ratably among the holders of the Series A, Series B, Series C, Series D and Series E Preferred Stock and the holders of the Common Stock in proportion to the preferential amount each such holder is otherwise entitled to receive under this subsection (d).

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          (e)  Upon the completion of the distributions required by subsections
(a), (c) and (d) of this Section 2 and any other distribution that may be required with respect to other series of Preferred Stock that may from time to time come into existence, the remaining assets of this Corporation available for distribution to stockholders shall be distributed as follows: (i) an aggregate amount (the "Third Distribution Amount") equal to the product of $2.4375 multiplied by the number of shares of Series C, Series D and Series E Preferred Stock then outstanding (as adjusted for Adjustment Events) shall be distributed, on a pari passu basis, in an amount equal to the Series A Percentage multiplied by the Third Distribution Amount, ratably among the holders of Series A Preferred Stock, the Series B Percentage multiplied by the Third Distribution Amount, ratably among the holders of Series B Preferred Stock, the Series C Percentage multiplied by the Third Distribution Amount, ratably among the holders of Series C Preferred Stock, the Series D Percentage multiplied by the Third Distribution Amount, ratably among the holders of Series D Preferred Stock, and the Series E Percentage multiplied by the Third Distribution Amount, ratably among the holders of Series E Preferred Stock, and (ii) an amount per share equal to $2.4375 for each outstanding share of Common Stock (as adjusted for Adjustment Events), in addition to the amounts paid pursuant to subsections
(c) and (d) of this Section 2, shall be distributed ratably among the holders of Common Stock. If the assets and funds thus distributed among the holders of the Series A, Series B, Series C, Series D and Series E Preferred Stock and the holders of the Common Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then, subject to the rights of other series of Preferred Stock that may from time to time come into existence, the entire assets and funds of this Corporation legally available for distribution pursuant to this subsection (e) shall be distributed ratably among the holders of the Series A, Series B, Series C, Series D and Series E Preferred Stock and the holders of the Common Stock in proportion to the preferential amount each such holder is otherwise entitled to receive under this subsection
(e).

          (f)  Upon the completion of the distributions required by subsections
(a), (c), (d) and (e) of this Section 2 and any other distribution that may be required with respect to other series of Preferred Stock that may from time to time come into existence, the remaining assets of this Corporation available for distribution to stockholders shall be distributed as follows: (i) an aggregate amount (the "Fourth Distribution Amount") equal to the product of $1.74 multiplied by the number of shares of Series C and Series D Preferred Stock then outstanding (as adjusted for Adjustment Events) shall be distributed, on a pari passu basis, in an amount equal to the Series A Percentage multiplied by the Fourth Distribution Amount, ratably among the holders of Series A Preferred Stock, the Series B Percentage multiplied by the Fourth Distribution Amount, ratably among the holders of Series B Preferred Stock, the Series C Percentage multiplied by the Fourth Distribution Amount, ratably among the holders of Series C Preferred Stock, the Series D Percentage multiplied by the Fourth Distribution Amount, ratably among the holders of Series D Preferred Stock, and the Series E Percentage multiplied by the Fourth Distribution Amount, ratably among the holders of Series E Preferred Stock, and (ii) an amount per share equal to $1.74 for each outstanding share of Common Stock (as adjusted for Adjustment Events), in addition to the amounts paid pursuant to subsections (c),
(d) and (e) of this Section 2, shall be distributed ratably among the holders of Common Stock. If the assets and funds thus distributed among the holders of the Series A, Series B, Series C, Series D and Series

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E Preferred Stock and the holders of the Common Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then, subject to the rights of other series of Preferred Stock that may from time to time come into existence, the entire assets and funds of this Corporation legally available for distribution pursuant to this subsection (f) shall be distributed ratably among the holders of the Series A, Series B, Series C, Series D and Series E Preferred Stock and the holders of the Common Stock in proportion to the preferential amount each such holder is otherwise entitled to receive under this subsection (f).

          (g)  Upon the completion of the distributions required by subsections
(a), (c), (d), (e) and (f) of this Section 2 and any other distribution that may be required with respect to other series of Preferred Stock that may from time to time come into existence, the remaining assets of this Corporation available for distribution to stockholders shall be distributed as follows: (i) an aggregate amount (the "Fifth Distribution Amount") equal to the product of $2.76 multiplied by the number of shares of Series D Preferred Stock then outstanding (as adjusted for Adjustment Events) shall be distributed, on a pari passu basis, in an amount equal to the Series A Percentage multiplied by the Fifth Distribution Amount, ratably among the holders of Series A Preferred Stock, the Series B Percentage multiplied by the Fifth Distribution Amount, ratably among the holders of Series B Preferred Stock, the Series C Percentage multiplied by the Fifth Distribution Amount, ratably among the holders of Series C Preferred Stock, the Series D Percentage multiplied by the Fifth Distribution Amount, ratably among the holders of Series D Preferred Stock, and the Series E Percentage multiplied by the Fifth Distribution Amount, ratably among the holders of Series E Preferred Stock, and (ii) an amount per share equal to $2.76 for each outstanding share of Common Stock (as adjusted for Adjustment Events), in addition to the amounts paid pursuant to subsections (c), (d), (e) and (f) of this Section 2, shall be distributed ratably among the holders of Common Stock. If the assets and funds thus distributed among the holders of the Series A, Series B, Series C, Series D and Series E Preferred Stock and the holders of the Common Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then, subject to the rights of other series of Preferred Stock that may from time to time come into existence, the entire assets and funds of this Corporation legally available for distribution pursuant to this subsection (g) shall be distributed ratably among the holders of the Series A, Series B, Series C, Series D and Series E Preferred Stock and the holders of the Common Stock in proportion to the preferential amount each such holder is otherwise entitled to receive under this subsection (g).

          (h)  Upon the completion of the distributions required by subsections
(a), (c), (d), (e), (f) and (g) of this Section 2 and any other distribution that may be required with respect to other series of Preferred Stock that may from time to time come into existence, if assets remain in this Corporation, the holders of Series A, Series B, Series C, Series D and Series E Preferred Stock shall receive no further distributions and the holders of the Common Stock of this Corporation shall receive all of the remaining assets of this Corporation pro rata based on the number of shares of Common Stock held by each.

          (i) (i) For purposes of this Section 2, a liquidation, dissolution or winding up of this Corporation shall be deemed to be occasioned by, or to include, (A) the

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acquisition of this Corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation) that results in the transfer of fifty percent (50%) or more of the outstanding voting power of this Corporation; or
(B) a sale of all or substantially all of the assets of this Corporation.

                    (ii) In any of such events, if the consideration received by this Corporation is other than cash, the value of such consideration will be deemed its fair market value. Any securities shall be valued as follows:

                              (A)  Securities not subject to investment letter
or other similar restrictions on free marketability covered by (B) below:

                                   (1)  If traded on a securities exchange or
through the NASDAQ National Market, the value shall be deemed to be the average of the closing prices of the securities on such quotation system over the thirty
(30) day period ending three (3) days prior to the closing;

                                   (2)  If actively traded over-the-counter, the
value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) day period ending three (3) days prior to the closing; and

                                   (3)  If there is no active public market, the
value shall be the fair market value thereof, as mutually determined by this Corporation and the holders of at least a majority of the voting power of all then outstanding shares of Series A, Series B, Series C, Series D and Series E Preferred Stock.

                              (B)  The method of valuation of securities subject
to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (A)(1), (2) or (3) to reflect the approximate fair market value thereof as mutually determined by this Corporation and the holders of at least a majority of the voting power of all then outstanding shares of Series A, Series B, Series C, Series D and Series E Preferred Stock.

                    (iii) In the event the requirements of this subsection 2(i) are not complied with, this Corporation shall forthwith either:

                              (A)  cause such closing to be postponed until such
time as the requirements of this Section 2(i) have been complied with; or

                              (B)  cancel such transaction, in which event the
rights, preferences and privileges of the holders of the Series A, Series B, Series C, Series D and Series E Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in subsection 2(i)(iv) hereof.

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                    (iv)      This Corporation shall give each holder of record
of Series A, Series B, Series C, Series D and Series E Preferred Stock written notice of such impending transaction not later than twenty (20) days prior to the stockholders' meeting called to approve such transaction, if any, or twenty
(20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 2, and this Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after this Corporation has given the first notice provided for herein or sooner than ten (10) days after this Corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of Preferred Stock that are entitled to such notice rights or similar notice rights and that represent at least a majority of the voting power of all then outstanding shares of Series A, Series B, Series C, Series D and Series E Preferred Stock.

          3.   Redemption
               ----------

               (a) Subject to the rights of other series of Preferred Stock that may from time to time come into existence, upon receipt by this Corporation, within the six (6) month period commencing December 31, 2002, of a written request (the "Redemption Request") from the holders of not less than fifty percent (50%) of the then outstanding shares of Series A, Series B, Series C, Series D and Series E Preferred Stock (voting together as a single class and not as a separate series, and on an as converted basis) that all or, if less than all, a specified percentage of such holders' shares of such series (which percentage shall be the same for the Series A, Series B, Series C, Series D and Series E Preferred Stock) be redeemed, and concurrently with surrender by such holders of the certificates representing such shares, this Corporation shall, to the extent it may lawfully do so, redeem (i) in four (4) equal annual installments commencing no later than the first anniversary of the receipt of the Redemption Request (each such payment date being referred to herein as a "Redemption Date"), or (ii) at the Corporation's election, in fewer annual installments, including without limitation, a single lump sum payment, the shares specified in such request by paying in cash therefor a sum per share equal to $1.00 per share of Series A Preferred Stock (as adjusted for Adjustment Events) to be redeemed plus all declared but unpaid dividends and accrued cumulative dividends on such share (the "Series A Redemption Price"), a sum per share equal to $3.375 per share of Series B Preferred Stock (as adjusted for Adjustment Events) to be redeemed plus all declared but unpaid dividends and accrued cumulative dividends on such share (the "Series B Redemption Price"), a sum per share equal to $6.16 per share of Series C Preferred Stock (as adjusted for Adjustment Events) to be redeemed plus all declared but unpaid dividends and accrued cumulative dividends on such share (the "Series C Redemption Price"), a sum per share equal to $8.00 per share of Series D Preferred Stock (as adjusted for Adjustment Events) to be redeemed plus all declared but unpaid dividends and accrued cumulative dividends on such share (the "Series D Redemption Price") and a sum per share equal to $5.00 per share of Series E Preferred Stock (as adjusted for Adjustment Events) to be redeemed plus all declared but unpaid dividends and accrued cumulative dividends on such share (the "Series E Redemption Price"). The holders of the

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Series A, Series B, Series C, Series D and Series E Preferred Stock may exercise their redemption rights pursuant to this subsection 3(a) only during the six (6) month period commencing December 31, 2002, and any redemption payments shall be made on a pro rata basis among the holders of all shares of Series A, Series B, Series C, Series D and Series E Preferred Stock to be redeemed in proportion to the aggregate redemption payments due to each such holder.

               (b) Subject to the rights of other series of Preferred Stock that may from time to time come into existence, at least fifteen (15) but no more than thirty (30) days prior to each Redemption Date, written notice shall be mailed, first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Series A, Series B, Series C, Series D and Series E Preferred Stock to be redeemed on the Redemption Date, at the address last shown on the records of this Corporation for such holder, notifying such holder of the redemption to be effected, specifying the number of shares to be redeemed from such holder, the Redemption Date or Dates, the Redemption Price (as applicable), the place at which payment may be obtained and calling upon such holder to surrender to this Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares to be redeemed (the "Redemption Notice") on such Redemption Date or Dates. Except as provided in subsection 3(c), on or after each Redemption Date, each holder of Series A, Series B, Series C, Series D and Series E Preferred Stock to be redeemed shall surrender to this Corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the applicable Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In the event less than all the shares represented by any such certificate are redeemed on a Redemption Date, a new certificate shall be issued representing the unredeemed shares. Any certificate issued after the date of the Redemption Request shall bear a legend indicating that such shares are subject to redemption by the Company pursuant to the Redemption Request. Shares subject to redemption by the Company pursuant to the Redemption Request shall be transferable (subject to redemption by the Company) but shall not be convertible into Common Stock except as provided in subsection 4(a) of Division B of this
Article IV.

               (c) From and after each Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of shares of Series A, Series B, Series C, Series D or Series E Preferred Stock designated for redemption on such Redemption Date, as holders of Series A, Series B, Series C, Series D or Series E Preferred Stock (except the right to receive the applicable Redemption Price without interest upon surrender of their certificate or certificates), shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of this Corporation or be deemed to be outstanding for any purpose whatsoever. Subject to the rights of other series of Preferred Stock that may from time to time come into existence, if the funds of this Corporation legally available for redemption of shares of Series A, Series B, Series C, Series D and Series E Preferred Stock on any Redemption Date are insufficient to redeem the total number of shares of Series A,

Series B, Series C, Series D and Series E Preferred Stock to be redeemed on such date, those funds that are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed such that each holder of a share of Series A, Series B, Series C, Series D and Series E Preferred Stock receives the same percentage of the applicable Series A Redemption Price, Series B Redemption Price, Series C Redemption Price, Series D Redemption Price or Series E Redemption Price. The shares of Series A, Series B, Series C, Series D and Series E Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. Subject to the rights of other series of Preferred Stock that may from time to time come into existence, at any time thereafter when additional funds of this Corporation are legally available for the redemption of such shares of Series A, Series B, Series C, Series D and Series E Preferred Stock, such funds will immediately be used to redeem the balance of the shares that this Corporation has become obligated but has failed to redeem on any Redemption Date.

               (d) On or prior to each Redemption Date, this Corporation shall deposit the Redemption Price of all shares of Series A, Series B, Series C, Series D and Series E Preferred Stock designated for redemption in the Redemption Notice and not yet redeemed or converted with a bank or trust corporation having aggregate capital and surplus in excess of $100,000,000 as a trust fund for the benefit of the respective holders of the shares designated for redemption and not yet redeemed, with irrevocable instructions and authority to the bank or trust corporation to publish the notice of redemption thereof and pay the Redemption Price for such shares to their respective holders on or after the Redemption Date, upon receipt of notification from this Corporation that such holder has surrendered his, her or its share certificate to this Corporation pursuant to subsection 3(b) above. As of the date of such deposit (even if prior to the Redemption Date), the deposit shall constitute full payment of the shares to their holders, and from and after the date of the deposit the shares so called for redemption shall be redeemed and shall be deemed to be no longer outstanding, and the holders thereof shall cease to be stockholders with respect to such shares and shall have no rights with respect thereto except the rights to receive from the bank or trust corporation payment of the Redemption Price of the shares, without interest, upon surrender of their certificates therefor, and the right to convert such shares as provided in
Article IV(B)(4) hereof. Such instructions shall also provide that any moneys deposited by this Corporation pursuant to this subsection 3(d) for the redemption of shares thereafter converted into shares of this Corporation's Common Stock pursuant to Article IV(B)(4) hereof prior to the Redemption Date shall be returned to this Corporation forthwith upon such conversion. The balance of any money deposited by this Corporation pursuant to this subsection 3(d) remaining unclaimed at the expiration of two (2) years following each Redemption Date shall thereafter be returned to this Corporation upon its request expressed in a resolution of its Board of Directors.

          4.   Conversion.  The shares of Series A, Series B, Series C, Series D
               ----------
and Series E Preferred Stock shall be subject to conversion as follows (the "Conversion Rights"):

               (a)  Right to Convert. Each share of Series A, Series B, Series
                    ----------------
C, Series D and Series E Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share and on or prior to the fifth day prior to the first Redemption Date, if any, as may have been fixed in any Redemption Notice with respect to such share, at the office of this Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series A Issue Price, Original Series B Issue Price, Original Series C Issue Price, Original Series D Issue Price or Original Series E Issue Price, as the case may be, by the respective Conversion Price applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. The initial Conversion Price per share for shares of Series A Preferred Stock shall be the Original Series A Issue Price, the initial Conversion Price per share for shares of Series B Preferred Stock shall be the Original Series B Issue Price, the initial Conversion Price per share for shares of Series C Preferred Stock shall be the Original Series C Issue Price, the initial Conversion Price per share for shares of Series D Preferred Stock shall be the Original Series D Issue Price and the initial Conversion Price per share for shares of Series E Preferred Stock shall be the Original Series E Issue Price; provided, however, that the Conversion Price for the Series A, Series B, Series C, Series D and Series E Preferred Stock shall be subject to adjustment as set forth in subsection 4(d).

          (b)  Automatic Conversion.  Each share of the Series A, Series B,
               --------------------
Series C, Series D and Series E Preferred Stock shall automatically be converted into shares of Common Stock at the respective Conversion Price at the time in effect for such Series A, Series B, Series C, Series D or Series E Preferred Stock immediately upon the earlier of (i) the closing of a sale of the Corporation's Common Stock in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended, the public offering price of which was not less than $10.00 per share (adjusted to reflect Adjustment Events) and $40,000,000 in the aggregate (the "Initial Public Offering"), or (ii) the date specified by written consent or agreement of the holders of two-thirds (2/3) of the aggregate number of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock then outstanding (voting together as a single class and not as a separate series, and on an as converted basis).

          (c)  Mechanics of Conversion. Before any holder of Series A, Series B,
               -----------------------
Series C, Series D or Series E Preferred Stock shall be entitled to convert the same into shares of Common Stock, he or she shall surrender the certificate or certificates therefor, duly endorsed, at the office of this Corporation or of any transfer agent for the Series A, Series B, Series C, Series D or Series E Preferred Stock, and shall give written notice to this Corporation at its principal corporate office of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. This Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A, Series B, Series C, Series D or Series E Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A, Series B, Series C, Series D or Series E Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, as amended, the conversion may, at the option of any holder tendering Series A, Series B, Series C, Series D or Series E Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock upon conversion of the Series A, Series B, Series C, Series D or Series E Preferred Stock shall not be deemed to have converted such Series A, Series B, Series C, Series D or Series E Preferred Stock until immediately prior to the closing of such sale of securities.

               (d)  Conversion Price Adjustments of Preferred Stock for Certain
                    -----------------------------------------------------------
Dilutive Issuances, Splits and Combinations.  The Conversion Price of the Series
-------------------------------------------
A, Series B, Series C, Series D and Series E Preferred Stock shall be subject to adjustment from time to time as follows:

                    (i) (A) If this Corporation shall issue, after the date upon which any shares of Series A, Series B, Series C, Series D or Series E Preferred Stock were first issued (the "Purchase Date" with respect to such series), any Additional Stock (as defined below) without consideration or for a consideration per share less than the respective Conversion Price for the Series A, Series B, Series C, Series D or Series E Preferred Stock in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for such series in effect immediately prior to the issuance shall forthwith (except as otherwise provided in this clause (i)) be adjusted to a price determined by multiplying the Conversion Price of such series in effect immediately prior to such issuance by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (including shares of Common Stock deemed to be issued pursuant to subsection 4(d)(i)(E)) plus the number of shares of Common Stock that the aggregate consideration received by this Corporation for such issuance would purchase at such Conversion Price; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (including shares of Common Stock deemed to be issued pursuant to subsection 4(d)(i)(E)) plus the number of shares of such Additional Stock. Notwithstanding the foregoing, no such Conversion Price adjustment shall occur pursuant to this subsection 4(d)(i) if prior to the issuance of the Additional Stock this Corporation shall have obtained a written waiver of the adjustment provided for in this subsection, which waiver shall have been approved by the holders of not less than sixty-five percent (65%) of each series of Preferred Stock that would otherwise be entitled to adjustment of its Conversion Price hereunder.

                         (B)  No adjustment of the Conversion Price for the
Series A, Series B, Series C, Series D or Series E Preferred Stock shall be made in an amount less than one cent per share, provided that any adjustments that are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three (3) years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of the three (3) years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in subsections 4(d)(i)(E)(3), (E)(4) and (E)(5), no adjustment of such Conversion Price pursuant to this subsection 4(d)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

                         (C)  In the case of the issuance of Common Stock for
cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by this Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                         (D)  In the case of the issuance of the Common Stock
for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors irrespective of any accounting treatment.

                         (E)  In the case of the issuance (whether before, on or
after the Purchase Date) of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this subsection 4(d)(i) and subsection 4(d)(ii):

                              (1) The aggregate maximum number of shares of
Common Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subsections 4(d)(i)(C) and 4(d)(i)(D)), if any, received by this Corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.

                              (2) The aggregate maximum number of shares of
Common Stock deliverable upon conversion of or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by this Corporation for any such securities and related options or rights, plus the minimum additional consideration, if any, to be received by this Corporation (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subsections 4(d)(i)(C) and 4(d)(i)(D)).

                              (3) In the event of any change in the number of
shares of Common Stock deliverable or in the consideration payable to this Corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities (excluding a change pursuant to subsection 4(d)(i) in the number of shares of Common Stock issuable upon conversion of shares of Preferred Stock) (unless such options or rights or convertible or exchangeable securities were merely deemed to be included in the numerator and denominator for purposes of determining the number of shares of Common Stock outstanding for purposes of subsection 4(d)(i)(A)), the Conversion Price of the Series A, Series B, Series C, Series D or Series E Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

                              (4) Upon the expiration of any such options or
rights, the termination of any such rights to convert or exchange, or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of the Series A, Series B, Series C, Series D or Series E Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities (unless such options or rights were merely deemed to be included in the numerator and denominator for purposes of determining the number of shares of Common Stock outstanding for purposes of subsection 4(d)(i)(A)) shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities that remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities, or upon the exercise of the options or rights related to such securities.

                              (5) The number of shares of Common Stock deemed
issued and the consideration deemed paid therefor pursuant to subsections 4(d)(i)(E)(1) and (2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either subsection 4(d)(i)(E)(3) or (4).

                    (ii) "Additional Stock" shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to subsection 4(d)(i)(E)) by this Corporation after the Purchase Date other than:

                         (A)  shares of Common Stock issued pursuant to a
transaction described in subsection 4(d)(iii) hereof;

                         (B)  shares of Common Stock issuable or issued to
employees, consultants or directors of this Corporation, or affiliates of any such persons, pursuant to a stock option plan, restricted stock plan or grant approved by the Board of Directors of this Corporation;

                         (C)  shares of Common Stock issuable or issued to
vendors, suppliers, equipment lessors or lenders to this Corporation, or affiliates of any such persons, where such issuance is not principally for the purpose of raising additional equity capital for this Corporation;

                         (D)  shares of Common Stock issuable or issued upon
conversion or exercise of convertible or exercisable securities of this Corporation outstanding as of the date of this Fifth Amended and Restated Certificate of Incorporation;

                         (E)  shares of Common Stock issued pursuant to the
acquisition of another corporation or entity, or any product line, intellectual property or technology, by this Corporation or any subsidiary of this Corporation by means of merger, consolidation, purchase of assets or other transaction of series of related transactions approved by the Board of Directors of this Corporation and, in the case of an acquisition of another corporation or entity, whereby this Corporation or its shareholders own a majority of the voting power of such other corporation or entity following such acquisition; and

                         (F)  shares of Common Stock issued to corporate
partners or in connection with other strategic alliances approved by the Board of Directors of this Corporation.

                   (iii) In the event this Corporation should at any time or from time to time after the Purchase Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the respective Conversion Prices of the Series A, Series B, Series C, Series D and Series E Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of each such series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents with the number of shares issuable with respect to Common Stock Equivalents determined from time to time in the manner provided for deemed issuances in subsection 4(d)(i)(E).

                   (iv) If the number of shares of Common Stock outstanding at any time after the Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the respective Conversion Prices for the Series A, Series B, Series C, Series D and Series E Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of each such series shall be decreased in proportion to such decrease in outstanding shares.

               (e)  Performance-Based Conversion Price Adjustments. Unless
                    ----------------------------------------------
waived in writing by holders of seventy-five percent (75%) of the then-outstanding Series E Preferred Stock, if the Corporation does not recognize (in accordance with the Corporation's existing revenue recognition policy, which is in accordance with GAAP) net revenue of at least $8 million for the second quarter of the calendar year 1999 or net revenue of at least $14 million for third quarter of the calendar year 1999, as the case may be, the Series E Conversion Price will be automatically adjusted down ten days following the end of such quarter, if necessary, so that the Series E Conversion Price shall be $3.50 per share.

               (f)  Other Distributions.  In the event this Corporation shall
                    -------------------
declare a distribution payable in securities of other persons, evidences of indebtedness issued by this Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in subsection 4(d)(iii), then, in each such case for the purpose of this subsection 4(f), the holders of the Series A, Series B, Series C, Series D and Series E Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of this Corporation into which their shares of Series A, Series B, Series C, Series D and Series E Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of this Corporation entitled to receive such distribution.

               (g)  Recapitalization.  If at any time or from time to time
                    ----------------
there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 4 or in Section 2) provision shall be made so that the holders of the Series A, Series B, Series C, Series D and Series E Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A, Series B, Series C, Series D and Series E Preferred Stock the number of shares of stock or other securities or property of this Corporation or otherwise to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of the Series A, Series B, Series C, Series D and Series E Preferred Stock after the recapitalization to the end that the provisions of this Section 4 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Series A, Series B, Series C, Series D and Series E Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

               (h)  No Impairment.  This Corporation will not, by amendment of
                    -------------
its Fifth Amended and Restated Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A, Series B, Series C and Series D Preferred Stock against impairment.

               (i)  No Fractional Shares and Certificate as to Adjustments
                    ------------------------------------------------------

                    (i) No fractional shares shall be issued upon the conversion of any share or shares of the Series A, Series B, Series C, Series D or Series E Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series A, Series B, Series C, Series D or Series E Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

                    (ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price of Series A, Series B, Series C, Series D or Series E Preferred Stock pursuant to this Section 4, this Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A, Series B, Series C, Series D and Series E Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This Corporation shall, upon the written request at any time of any holder of Series A, Series B, Series C, Series D or Series E Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price for such series of Preferred Stock at the time in effect, and
(C) the number of shares of Common Stock and the amount, if any, of other property that at the time would be received upon the conversion of a share of such series of Preferred Stock.

               (j)  Notices of Record Date.  In the event of any taking by this
                    ----------------------
Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this Corporation shall mail to each holder of Series A, Series B, Series C, Series D or Series E Preferred Stock, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

               (k)  Reservation of Stock Issuable Upon Conversion.  This
                    ---------------------------------------------
Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A, Series B, Series C, Series D and Series E Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A, Series B, Series C, Series D and Series E Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A, Series B, Series C, Series D and Series

E Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, this Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Fifth Amended and Restated Certificate of Incorporation.

               (l)  Notices.  Any notice required by the provisions of this
                    -------
Section 4 to be given to the holders of shares of Series A, Series B, Series C, Series D and Series E Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of this Corporation.

          5.   Voting Rights
               -------------

               (a)  General Voting Rights.  The holder of each share of Series
                    ---------------------
A, Series B, Series C, Series D and Series E Preferred Stock shall have the right to one vote for each share of Common Stock into which such Series A, Series B, Series C, Series D and Series E Preferred Stock could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders' meeting in accordance with the bylaws of this Corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as converted basis (after aggregating all shares into which shares of Series A, Series B, Series C, Series D and Series E Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

               (b)  Voting for the Election of Directors.  As long as an
                    ------------------------------------
aggregate of at least seventy-five percent (75%) of the shares of Series A, Series B, Series C, Series D and Series E Preferred Stock (which number of shares reflecting this percentage shall be equitably adjusted to reflect Adjustment Events) remain outstanding, the holders of shares of Series A, Series B, Series C, Series D and Series E Preferred Stock (voting together as a single class and not as a separate series, and on an as converted basis), shall be entitled to elect three (3) directors of this Corporation at each annual election of directors. If the aggregate number of shares of Series A, Series B, Series C, Series D and Series E Preferred Stock that remain outstanding shall be between fifty percent (50%) and seventy-five percent (75%), inclusive, of all of the outstanding Series A, Series B, Series C, Series D and Series E Preferred Stock (which number of shares reflecting this percentage shall be equitably adjusted to reflect Adjustment Events), the holders of shares of Series A, Series B, Series C, Series D and Series E Preferred Stock (voting together as a single class and not as a separate series, and on an as converted basis), shall be entitled to elect two (2) directors of this Corporation at each annual election of directors. If the aggregate number of shares of Series A, Series B, Series C, Series D and Series E Preferred Stock that remain outstanding shall be between fifty percent (50%) and twenty-five percent (25%), inclusive, of all of the outstanding Series A, Series B, Series C, Series D and Series E

Preferred Stock (which number of shares reflecting this percentage shall be equitably adjusted to reflect Adjustment Events), the holders of shares of Series A, Series B, Series C, Series D and Series E Preferred Stock(voting together as a single class and not as a separate series, and on an as converted basis), shall be entitled to elect one (1) director of this Corporation at each annual election of directors. The holders of outstanding Common Stock shall be entitled to elect two (2) directors of this Corporation at each annual election of directors. The holders of Series A, Series B, Series C, Series D and Series E Preferred Stock and Common Stock (voting together as a single class and not as separate classes, and on an as-converted basis) shall be entitled to elect any remaining directors of this Corporation.

     In the case of any vacancy (other than a vacancy caused by removal) in the office of a director occurring among the directors elected by the holders of a class or series of stock pursuant to this Section 5(b), the remaining directors so elected by that class or series may by affirmative vote of a majority thereof (or the remaining director so elected if there be but one, or if there are no such directors remaining, by the affirmative vote of the holders of a majority of the shares of that class or series), elect a successor or successors to hold office for the unexpired term of the director or directors whose place or places shall be vacant. Any director who shall have been elected by the holders of a class or series of stock or by any directors so elected as provided in the immediately preceding sentence hereof may be removed during the aforesaid term of office, either with or without cause, by, and only by, the affirmative vote of the holders of the shares of the class or series of stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders, and any vacancy thereby created may be filled by the holders of that class or series of stock represented at the meeting or pursuant to unanimous written consent.

          6.   Protective Provisions.  Subject to the rights of other series of
               ---------------------
Preferred Stock that may from time to time come into existence, this Corporation shall not take any of the following actions without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the shares of Series A, Series B, Series C, Series D and Series E Preferred Stock then outstanding, voting together as a single class and not as separate series on an as converted basis, provided, however, that in the event that the aggregate number of shares of Series A, Series B, Series C, Series D and Series E Preferred Stock then outstanding represent less than twenty percent (20%) of the sum of the aggregate number of all shares of Preferred Stock then outstanding on an as-converted basis (i.e., after aggregating all shares into which shares of Preferred Stock could be converted) plus Common Stock then outstanding, then the protective provisions of this Section 6 shall cease to be of any force or effect and shall not bind this Corporation:

               (a) sell, convey, or otherwise dispose of all or substantially all of its property or business or merge into or consolidate with any other corporation (other than a wholly-owned subsidiary corporation) or effect any transaction or series of related transactions in which more than fifty percent (50%) of the voting power of this Corporation is disposed of;

               (b)  dissolve, wind-up or liquidate this Corporation;

               (c) alter, change or reclassify the rights, preferences or privileges of the shares of Series A, Series B, Series C, Series D or Series E Preferred Stock so as to affect adversely the shares;

               (d) increase or decrease (other than by redemption or conversion) the total number of authorized shares of Series A, Series B, Series C, Series D or Series E Preferred Stock provided, however, that the Board of Directors may amend the terms of any series to decrease the number of shares of that series (but not below the number of shares of such series then outstanding), and the number of shares constituting the decrease shall thereafter constitute authorized but undesignated shares;

               (e) authorize or issue, or obligate itself to issue, any other equity security, including any other security convertible into or exercisable for any equity security having a preference over or being on a parity with the Series A, Series B, Series C, Series D or Series E Preferred Stock with respect to voting, dividends or upon liquidation;

               (f) enter into any transaction or series of related transactions in which this Corporation borrows more than $5,000,000;

               (g) amend this Corporation's Fifth Amended and Restated Certificate of Incorporation or Bylaws (excluding an amendment to this Corporation's Fifth Amended and Restated Certificate of Incorporation, which amendment does no more than authorize for issuance an equity security not covered by subsection 6(e) above);

               (h) change the authorized number of directors of this Corporation;

               (i)  pay any dividends on its Common Stock; or

               (j) redeem, purchase or otherwise acquire (or pay into or set funds aside for a sinking fund for such purpose) any share or shares of Preferred Stock or Common Stock; provided, however, that this restriction shall
                                 --------  -------
not apply to the repurchase of shares of Common Stock (up to a maximum of $500,000) from employees, officers, directors, consultants or other persons performing services for the Company or any subsidiary.

          7.   Additional Series C Preferred Stock Protective Provisions.
               ---------------------------------------------------------
Subject to the rights of other series of Preferred Stock that may from time to time come into existence, this Corporation shall not take any of the following actions without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the voting power of all then outstanding shares of Series C Preferred Stock:

               (a) alter or change the rights, preferences or privileges of the shares of Series C Preferred Stock so as to affect adversely the shares; or

               (b) amend the automatic conversion provisions applicable to the Preferred Stock as set forth in subsection (4)(b) of Division B of this Article IV.

          8.   Additional Series D Preferred Stock Protective Provisions.
               ---------------------------------------------------------
Subject to the rights of other series of Preferred Stock that may from time to time come into existence, this Corporation shall not take any action, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the voting power of all then outstanding shares of Series D Preferred Stock, that would alter, change or reclassify the rights, preferences or privileges of the shares of Series D Preferred Stock so as to affect adversely the shares in a manner different from the Series A, Series B and Series C Preferred Stock.

          9.   Additional Series E Preferred Stock Protective Provisions.
               ---------------------------------------------------------
Subject to the rights of other series of Preferred Stock that may from time to time come into existence, this Corporation shall not take any action, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the voting power of all then outstanding shares of Series E Preferred Stock, that would alter, change or reclassify the rights, preferences or privileges of the shares of Series E Preferred Stock so as to affect adversely the shares in a manner different from the Series A, Series B, Series C and D Preferred Stock.

          10.  Status of Converted or Redeemed Stock.  In the event any shares
               -------------------------------------
of Series A, Series B, Series C, Series D or Series E Preferred Stock shall be redeemed or converted pursuant to Section 3 or Section 4 hereof, the shares so converted or redeemed shall be canceled and shall not be issuable by this Corporation. The Fifth Amended and Restated Certificate of Incorporation of this Corporation shall be appropriately amended to effect the corresponding reduction in this Corporation's authorized capital stock.

     C.   Common Stock
          ------------

          1.   Dividend Rights.  Subject to the prior rights of holders of all
               ---------------
classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of this Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

          2.   Liquidation Rights.  Upon the liquidation, dissolution or winding
               ------------------
up of this Corporation, the assets of this Corporation shall be distributed as provided in Section 2 of Division B of this Article IV.

          3.   Voting Rights.  The holder of each share of Common Stock shall
               -------------
have the right to one vote, and shall be entitled to notice of any stockholders' meeting in accordance with the bylaws of this Corporation, and shall be entitled to vote upon such matters in such manner as may be provided by law.

                                   ARTICLE V

     Except as otherwise provided in this Fifth Amended and Restated Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of this corporation.

                                  ARTICLE VI

     The number of directors of this Corporation shall be fixed from time to time by a bylaw or amendment thereof duly adopted by the Board of Directors or by the stockholders.

                                  ARTICLE VII

     Elections of directors need not be by written ballot unless the Bylaws of this Corporation shall so provide.

                                 ARTICLE VIII

     Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of this Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of this Corporation.

                                  ARTICLE IX

     Each director and each officer of this Corporation shall, to the full extent permitted by the Delaware General Corporation Law as it now exists or as it may hereafter be amended, not be liable to this Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer. Neither any amendment or repeal of this Article IX, nor the adoption of any provision of this Fifth Amended and Restated Certificate of Incorporation inconsistent with this Article IX, shall eliminate or reduce the effect of this
Article IX in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article IX, would accrue or arise, prior to such amendment, repeal or adoption of any inconsistent provision.

                                   ARTICLE X

     This Corporation reserves the right to amend, alter, change or repeal any provision contained in this Fifth Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                  ARTICLE XI

     This Corporation shall not take any of the following actions without first obtaining the approval (by vote or written consent, as provided by law) of at least sixty-six and two-thirds percent (66 2/3%) of the directors of this Corporation;

     (a) sell, convey, or otherwise dispose of all or substantially all of its property or business or merge into or consolidate with any other corporation (other than a wholly-owned subsidiary corporation) or effect any transaction or series of related transactions in which more than fifty percent (50%) of the voting power of this Corporation is disposed of;

     (b)  change the authorized number of directors of this Corporation; or

     (c) consummate any financing pursuant to which the holders of Series A, Series B, Series C, Series D and Series E Preferred Stock are entitled to exercise the right of first offer set forth in Section 2.4 of the Fifth Amended and Restated Investors' Rights Agreement, dated on or about April __, 1999, by and among this Corporation and certain investors and founders, as amended from time to time, unless the existing stockholders of this Corporation purchase less than sixty-six and two-thirds percent (66 2/3%) of the shares sold in such financing.

                                      ***

     The foregoing Fifth Amended and Restated Certificate of Incorporation has been duly adopted by this Corporation's Board of Directors and stockholders in accordance with the applicable provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.



                           [signature page follows]

     IN WITNESS WHEREOF, the undersigned has executed this certificate on April __, 1999.


                                    /S/ Larry Culver
                                    --------------------------------------------
                                    Larry Culver

                                    Senior Vice President and
                                    Chief Financial Officer